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                                                       EXHIBIT 10(r)

                                 AMENDMENT TO
                  1994 MANAGEMENT INCENTIVE COMPENSATION PLAN
                     OF THE BANK OF NEW YORK COMPANY, INC.


     WHEREAS, the 1994 Management Incentive Compensation Plan of The Bank of New York Company, Inc. (the "1994 MICP") was adopted by the Board of Directors of The Bank of New York Company, Inc. (the "Company"), effective as of January 1, 1994; and

     WHEREAS, Section 13 of the 1994 MICP provides that the Board of Directors of the Company may amend the 1994 MICP at any time; and

     WHEREAS, the Board of Directors of the Company desires to adopt an amendment to the 1994 MICP;

     NOW, THEREFORE, the 1994 MICP is hereby amended, effective as of January 1, 1999, by amending the fourth sentence of Section 7 of the 1994 MICP to read as follows:

     Awards to each Covered Employee for each Plan Year will be limited to 0.2% of the Company's pre-tax net income for such Plan Year as reported to shareholders.


     IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this amendment to be executed by its duly authorized officers this 12th day of January, 1999.


                                             \s\ Thomas A. Renyi
                                             ---------------------------------
ATTEST:

\s\ Jacqueline R. McSwiggan
--------------------------------
      Assistant Secretary